Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Liberty Media 401(k) Savings Plan

Englewood, CO

We hereby consent to the incorporation by reference in the Registration Statement (Nos. 333-176989 and 333-183253) on Form S-8 of Liberty Interactive Corporation and (Nos. 333-178420, 333-185987, 333-197589, and 333-210818) of Form S-8 of Liberty Media Corporation of our report dated June 8, 2016, relating to the financial statements and supplemental schedules of Liberty Media 401(k) Savings Plan, which appear in this Form 11-K for the year ended December 31, 2015.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

June 8, 2016